UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2009

COWEN GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation	File Number)	Identification No.)

599 Lexington Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 845-7900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 2, 2009, Christopher A. White, Chief Operating Officer of Cowen Group, Inc. (the “Company”) entered into an Equity Award Agreement (the “Agreement”) with the Company.  Under the Agreement, the Company awarded Mr. White 68,682 restricted shares of Class A Common Stock of the Company (the “Equity Award”). The Equity Award shall vest in two equal installments, with 50% vesting on the second anniversary of the grant date and 50% vesting on the third anniversary of the grant date, subject to earlier vesting if Mr. White is terminated under specific circumstances and subject to forfeiture if Mr. White is terminated for “cause” or voluntarily resigns.  The Agreement is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit

10.1	Equity Award Agreement of Christopher A. White.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN GROUP, INC.

Date: December 7, 2009	By:	/s/ J. Kevin McCarthy
Name: J. Kevin McCarthy
Title: General Counsel